Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Silicon Laboratories Inc. (the “Company”) hereby certifies that:
(i)the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended July 4, 2026 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 11, 2026

/s/ R. Matthew Johnson

R. Matthew Johnson President and Chief Executive Officer

/s/ Dean Butler

Dean Butler Senior Vice President and Chief Financial Officer